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                                     FORM OF
                 DEED OF TRUST, MORTGAGE AND SECURITY AGREEMENT
                             MODIFICATION AGREEMENT

                                     between

                             PAYLESS CASHWAYS, INC.

                                       and

                      LASALLE NATIONAL BANK, AS TRUSTEE FOR
                           UBS MORTGAGE FINANCE, INC.


                          Dated: As of December 2, 1997


                       After recording, please return to:
                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                               One New York Plaza
                            New York, New York 10004
                        Attention: Robert J. Sorin, Esq.



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PREPARED BY, RECORDED AT THE             )
REQUEST OF AND WHEN RECORDED             )
RETURN TO:                               )
                                         )
Joseph D'Angelo, Esq.                    )
Fried, Frank, Harris, Shriver & Jacobson )
One New York Plaza                       )
New York, New York 10004                 )
                                         )
-----------------------------------------)
                                       SPACE ABOVE THIS LINE FOR RECORDER'S USE


     THIS DEED OF TRUST, MORTGAGE AND SECURITY AGREEMENT MODIFICATION AGREEMENT (this "Agreement") made as of the 2nd day of December, 1997 by and between PAYLESS CASHWAYS, INC., a Delaware corporation (successor by merger to Payless Cashways, Inc., an Iowa corporation ("Former Payless"), having an office at Two Pershing Square, 2300 Main Street, Kansas City, Missouri 64108 ("Grantor") and LASALLE NATIONAL BANK, AS TRUSTEE FOR UBS MORTGAGE FINANCE, INC., having an address at 135 South LaSalle Street, Chicago, Illinois 60603 ("Beneficiary").

                                R E C I T A L S:

     WHEREAS, Grantor is the owner of each of the premises described in Schedule I hereto (collectively, the "Premises");

     WHEREAS, Ticor Title Insurance Company of California ("Trustee") is the holder of that certain Deed of Trust, Mortgage and Security Agreement (the "Mortgage"), dated June 15, 1989 (effective June 20, 1989) described in Schedule 2, made by Former Payless in favor of Trustee for the benefit of The Prudential Insurance Company of America, a New Jersey corporation (the "Original Beneficiary"), which Mortgage encumbers the Premises;

     WHEREAS, Beneficiary has become the beneficiary under the Mortgage pursuant to the terms of that certain Assignment of Security Documents and other Loan Documents dated as of August 29, 1997, whereby the Original Beneficiary assigned to Beneficiary all of its right, title and interest in and to, among other things, the Mortgage and the Prior Notes (as hereinafter defined);

     WHEREAS, Beneficiary is the holder of, and the Mortgage secures, certain promissory notes in the original aggregate principal amount of $230,242,500 (the "Prior Notes"), which Prior Notes evidence that certain loan made by Original Beneficiary to Former Payless (the "Loan");


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     WHEREAS,  simultaneously  herewith  Grantor is  executing  a  Consolidated,
Amended and Restated Promissory Note, dated the date hereof, in favor of Beneficiary in the aggregate principal amount of $100,809,000 (the "Note"), which Note modifies the terms of the Prior Notes so as to (i) consolidate into a single note the outstanding principal amount of the Prior Notes, together with accrued and unpaid interest thereon at the non-default rate, (ii) modify the rate of interest on the Loan, (iii) extend the maturity of the Loan, (iv) modify the amortization of principal of the Loan, and (v) otherwise restate in their entirety the terms of the Prior Notes.

     WHEREAS, Beneficiary and Grantor have agreed to modify and amend the Mortgage in the manner hereinafter set forth. The Mortgage, as modified hereby, the Note and the other documents evidencing and/or securing repayment of the Loan and other obligations evidenced by the Note shall be collectively referred to herein as the "Loan Documents."

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto covenant and agree to modify and amend the Mortgage as follows:

     1.  Grantor  agrees  that the  principal  amount  due under the Note is One
Hundred Million Eight Hundred and Nine Thousand Dollars ($100,809,000) and agrees that such amount, plus interest thereon at the interest rate set forth in the Amended and Restated Loan Agreement, dated as of December 2, 1997 (the "Amended Loan Agreement") between Grantor and UBS Mortgage Finance, Inc., shall be paid pursuant to the terms of such Amended Loan Agreement and of the Note.

     2. Grantor warrants, represents and covenants that as of the date hereof Grantor has no defenses, offsets, claims or deductions relating to the Note or any sums due under the Mortgage, as modified hereby, or the other Loan Documents, and the Note, the Mortgage, as modified hereby, and the other Loan Documents are in full force and effect and are hereby ratified, confirmed and approved.

     3. All references in the Mortgage to "Late Payment Rate" shall mean Default Rate as such term is defined in the Amended Loan Agreement.

     4. All references in the Mortgage to "Loan Agreement" shall mean the Amended and Restated Loan Agreement, dated December 2, 1997 between Payless Cashways, Inc. and UBS Mortgage Finance, Inc., as the same may hereafter be amended, modified, restated, extended, renewed or replaced.

     5. All references in the Mortgage to "Prudential" shall mean UBS (as such term is defined therein).


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     6. Notwithstanding anything to the contrary contained in Section 2.1 of the
Mortgage, Grantor shall not be prohibited from entering into an Assignment of Leases and Rents in connection with, and for the purpose of collaterally securing the `indebtedness secured by the Permitted Second Lien (as defined in the Loan Agreement).

     7. The following Is hereby added to the end of the first full paragraph of the Mortgage following the words "set forth in Exhibit "A".

     ", it being understood that the foregoing property shall not include inventory, equipment, goods or other tangible personal property which is not attached or affixed to (or otherwise installed or intended to be installed the buildings or in the other improvements now erected or hereafter to be erected on said land or otherwise used in connection with the operation (i.e. servicing) of the real estate and the improvements"

     8. The following is hereby inserted at the end of the third full paragraph of the Mortgage:

     "provided, however, that the term "Collateral" shall not include inventory, equipment, goods, or other tangible personal property which is not attached or affixed to (or otherwise installed or intended to be installed in) the Mortgaged Property, except as specifically stated herein with respect to all heating and air conditioning equipment, whether or not attached, affixed, or installed if used in connection with the operation (i.e. servicing) of the Mortgaged Property."

     9. Paragraph 1.1 of the Mortgage is hereby deleted in its entirety and replaced with the following:

     "1.1 Secured Indebtedness. This Deed of Trust, Mortgage and Security Agreement (hereafter called this "Mortgage") is made to secure and enforce the payment of: (a) the obligations, indebtedness and liabilities evidenced by that certain consolidated, Amended and Restated Promissory Note, dated December 2, 1997 made by Grantor, and payable to the order of LaSalle National Bank, as Trustee for UBS Mortgage Finance, Inc. ("UBS"), with interest at the rate or rates therein provided, both principal and interest being payable as therein provided and all amounts remaining unpaid thereon being finally due and payable on December 2, 2004, such note containing a provision for the payment of a reasonable additional amount as attorney's fees, and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part, being hereinafter collectively called the "Note", and UBS and all subsequent holders of the Note or any part thereof or any interest therein or any of the "secured indebtedness" (as hereinafter defined) being hereinafter called the "Beneficiary"; and (b) all indebtedness incurred or arising pursuant to the provisions of this Mortgage, that certain Amended and Restated Loan Agreement (hereinafter called the "Loan Agreement") dated as of December 2, 1997


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     between UBS and  Grantor,  the Security  Documents  (as defined in the Loan
     Agreement) or any other instrument now or hereafter evidencing, governing or securing the above described indebtedness or any part thereof. The indebtedness referred to in this Paragraph -is hereinafter sometimes called the "secured indebtedness" or the "indebtedness secured hereby.""

     10. The second sentence in Paragraph 3.3 of the Mortgage is hereby deleted and replaced with the following:

     "All such costs, expenses and liabilities incurred by the Beneficiary in collecting such rents and in managing, operating, maintaining, protecting or preserving the Property, if not paid out of rents as hereinabove provided, shall constitute a demand obligation owing by Grantor and shall bear interest from the date of expenditure until paid at the Default Rate as provided in the Loan Agreement, all of which shall constitute a portion of the secured indebtedness."

     11. The last sentence in Paragraph 3.6 of the Mortgage is hereby deleted and replaced with the following:

     "Any money advanced by the Beneficiary in connection with any such receivership shall be a demand obligation owing by Grantor to the
     Beneficiary and shall bear interest from the date of making such advancement by the Beneficiary until paid at the Default Rate as provided in the Loan Agreement and shall be a part of the secured indebtedness and shall be secured by this Mortgage and by any other instrument securing the secured indebtedness."

     12. The following is hereby inserted after the word "SECOND," and before the word "THIRD" in Paragraph 3.7 of the Mortgage:

     "to the payment in full of remaining secured indebtedness (including specifically without limitation the principal, interest and attorney's fees and all in other sums due and unpaid on the Note and the amounts due and unpaid and owed to the Beneficiary under this Mortgage or any other Loan Document) in such order as the Beneficiary may elect, and"

     13. The address of the Beneficiary on the signature page of the Mortgage is hereby deleted in its entirety and replaced with the following:

     "LaSalle National Bank
     135 South LaSalle Street
     Chicago, Illinois 60603
     Attention:
     Telecopy Number:


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     UBS Mortgage Finance, Inc.
     299 Park Avenue
     New York, New York 10171
     Attention:  Jonathan Ashley
     Telecopy Number:  (212) 821-5566

     with a copy to:

     Fried, Frank, Harris, Shriver & Jacobson
     One New York Plaza
     New York, New York 10004
     Attention:  Robert J. Sorin, Esq.
     Telecopy Number:  (212) 859-8582"

     14. All references in the Mortgage to "the note" or "the Note" shall mean the Note (as such term is defined in this Agreement). Unless indicated otherwise by the context thereof, all references in the Mortgage to "this Mortgage", "herein", "hereof' or terms of similar import shall mean the Mortgage as modified by this Agreement.

     15. Mortgage, as modified hereby, secures the prompt payment in full and performance when due of all obligations of Grantor now or hereafter e `sting under the Note, the Mortgage, as modified hereby, and the other Loan Documents.

     16. This Agreement shall be governed by the laws of the state in which the Property (as defined in the Mortgage) is located, without reference to the conflicts of law principles thereof.

     17. GRANTOR AND BENEFICIARY HEREBY CERTIFY THAT THIS AGREEMENT SECURES THE SAME INDEBTEDNESS SECURED BY THE MORTGAGE AND NO FURTHER INDEBTEDNESS. THIS AGREEMENT SECURES (AND DOES NOT, AND MAY NOT, SECURE UNDER ANY CONTINGENCY IN EXCESS OF) THE OUTSTANDING PRINCIPAL BALANCE OF THE NOTE AS OF THE DATE HEREOF OF ONE HUNDRED MILLION EIGHT HUNDRED AND NINE THOUSAND DOLLARS ($100,809,000) TOGETHER WITH ANY INTEREST ACCRUED AND NOT PAM THEREON AND ANY MONIES ADVANCED BY BENEFICIARY (INCLUDING INTEREST AND ADDITIONAL INTEREST THEREON AS PROVIDED IN THIS AGREEMENT) TO PROTECT AND PRESERVE THE LIEN OF THIS AGREEMENT,
INCLUDING, WITHOUT LIMITATION, (I) REAL ESTATE TAXES, (II) WATER AND SEWER ASSESSMENTS, (III) REASONABLE ATTORNEY'S FEES AND (IV) INSURANCE PREMIUMS.


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     18. The terms,  conditions and agreements contained in this Agreement shall bind and inure to the  benefit  of  Grantor,  Beneficiary  and their  respective
heirs,  distributees,   executors,  administrators,   successors  and  permitted
assigns.

     19. In the event of any inconsistency between the terms of the Mortgage and the terms of this Agreement, the terms of this Agreement shall be controlling to the extent of such inconsistency.

     20. Except as otherwise modified or amended hereby, all of the other terms and conditions of the Mortgage shall remain in full force and effect.

     21. This Agreement may be executed in one or more counterparts, each of which shall constitute an original of this Agreement, and which, when taken together, shall constitute but one instrument.

     22. The terms of this Agreement may not be modified, amended, changed or terminated orally, but only by an agreement in writing signed by the parties against whom enforcement of such modification, amendment, change or termination is sought.

     23. Notwithstanding anything to the contrary contained in this Agreement, the Mortgage, the Note or any other Loan Document, the collateral covered by any of the Loan Documents, and the term "Collateral" as defined in the Mortgage, shall not include inventory, equipment, goods or other tangible personal property which is not attached or affixed to (or otherwise installed or intended to be installed in) the Mortgaged Property (as defined in the Mortgage), except with respect to all heating and air conditioning equipment, whether or not attached, affixed, or installed if used in connection with the operation (i.e., servicing) of the Mortgaged Property.


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     IN WITNESS  WHEREOF,  this  Agreement has been duly executed by Grantor and
Beneficiary.


                                GRANTOR:

                                PAYLESS CASHWAYS, INC., a Delaware
                                corporation (successor by merger to Payless
                                Cashways, Inc.  Iowa corporation)



                                By:
                                   ---------------------------------------
                                   Name:
                                   Title:



                                BENEFICIARY:

                                LASALLE NATIONAL BANK, a Trustee for UBS
                                Mortgage Finance, Inc., a New York corporation



                                By:
                                   ---------------------------------------
                                   Name:
                                   Title:


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                                   SCHEDULE 1

                              Property Description